Exhibit 23.1

PricewaterhouseCoopers LLP
300 Madison Avenue
New York NY 10017
Telephone (646) 471 4000
Facsimile (646) 471 8910

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus Supplement of Cascade Natural Gas Corporation, relating to Cascade Natural Gas Corporation Insured Quarterly Notes, Series 2005, comprising part of the Registration Statement (No 333-69516) of Cascade Natural Gas Corporation, of our report dated February 13, 2004 relating to the financial statements, which appears in Item 8 of MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statements of MBIA Insurance Corporation as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, which is included in Exhibit 99 to such Annual Report on Form 10-K. We also consent to the reference to us under the headings “Experts” in the Prospectus Supplement.

/s/ PricewaterhouseCoopers LLP
January 18, 2005